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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 14, 1997, originally included in Rykoff-Sexton, Inc.'s Form 10-K, as amended by Form 10-K/A, for the fiscal year ended June 28, 1997, and subsequently included in U.S. Foodservice's (formerly JP Foodservice, Inc.) Form 8-K/A-1 dated March 9, 1998 and Form 10-K dated September 24, 1998, as amended by Form 10-K/A-2, into this Form S-3 Registration Statement (Registration No. 333-73447), and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, PA

March 12, 1999